Product Development Agreement for

Ebalance

between

WESTERN ROBOTICS LTD. a British Columbia corporation with offices at #215-12837 76 Avenue, Surrey, B.C., Canada V3W 2V3, hereinafter “Western Robotics”;

and

CELL MEDX  CORP . a Nevada corporation with offices at #446-123 West Nye Ln, Carson City, Nevada, 89706, hereinafter “CELL MEDX”

This Development Agreement (the “Agreement”) is entered into and effective as of October 16, 2017 (the “Effective Date”) by and between Western Robotics and CELL MEDX, hereinafter the “Parties”.

Western Robotics and CELL MEDX  enter into this Agreement regarding the redevelopment of the EBALANCE in accordance with the terms and subject to the conditions of this Agreement. This Agreement consists of the attached Agreement and Exhibit A (“Payment for Development Work”).

IN WITNESS WHEREOF, the Parties have entered into this Agreement as of the Effective Date written above and both Parties agree to be bound by the enclosed terms and conditions.

Western Robotics Ltd.	CELL MEDX CORP.
By: /s/Bounchanh Thanasack	By: /s/ Frank McEnulty
Name: Bounchanh Thanasack	Name: Frank McEnulty
Title: Director	Title: President

WR Electronics Development Agreement

AGREEMENT

1. DEFINITIONS

1.1

“Product” shall mean an EBALANCE to be developed by CELL MEDX with development assistance from Western Robotics for manufacture and distribution by CELL MEDX under the terms of this Agreement and described in Section 2.3.

1.2

“Project” shall mean the design, redevelopment and manufacture of the EBALANCE in accordance with the Product Specifications and Responsibilities herein.

1.3

“Western Robotics Project Deliverables” shall mean the designs, schematics, prototypes, and other documentation delivered by Western Robotics to CELL MEDX as a result of Western Robotics’ successful completion of Project Specifications, Development Work and Project Deliverables as per schedule A.

1.4

“Western Robotics Technology” shall mean the know-how and technology developed by Western Robotics prior to or independent of the Project being performed under this Agreement.

1.5

“Development Work” shall mean that part of Western Robotics Technology which is provided to CELL MEDX as part of this Agreement.  Development Work shall refer to only that part of Western Robotics Technology which is delivered by Western Robotics to CELL MEDX  as the result of successful completion of the Project, being incorporated by Western Robotics within Western Robotics Project Deliverables and being incorporated by CELL MEDX in the Product.

1.6

“Confidential Information” shall mean (i) any trade secrets relating to either party’s product plans, designs, costs, prices and names, finances, marketing plans, business opportunities, personnel, research development, or know-how; (ii) any written information designated by the disclosing party as confidential and marked as confidential; (iii) the terms, conditions, and existence of this Agreement except by written consent of the other party. “Confidential Information” shall not include information that is or becomes generally known or available by publication, commercial use, otherwise through no fault of the receiving party.

2. DEVELOPMENT

2.1

Western Robotics Contribution. During the course of the Project, Western Robotics shall assist in the development of the Product in accordance with the Product Specifications and Western Robotics Responsibilities contained herein.

2.2

Product Specifications. The Project as defined herein will result in the development of a Product specified by CELL MEDX as an “EBALANCE” that generates micro current.  The Product, as defined by CELL MEDX, will be a medical product that generates micro current into the human body through the skin.

2.3

Western Robotics Responsibilities. Western Robotics will be responsible for the aspects of the Project, as defined in and mutually agreed upon by the Parties in a separate Exhibit A.

3. PAYMENT FOR DEVELOPMENT

CELL MEDX shall pay Western Robotics for participation in the Project, including development and deliverables in the amounts as set forth in and mutually agreed upon by the Parties in Exhibit A.  The fee associated with each phase of the Project is due upon initiation of that phase. The remainder of the fee associated with each phase is due upon successful completion of that phase. Continuation from one phase to the next is contingent upon approval by CELL MEDX and subsequent agreement by both Parties upon a formal definition of that phase.

WR Electronics Development Agreement

4. CONFIDENTIALITY

Each party shall protect the other’s Confidential Information from unauthorized dissemination and use with the same degree of care that such party uses to protect its own like information. Neither party will use the other’s Confidential Information for purposes other than those necessary to directly further the purposes of this Agreement. Neither party will disclose to third parties the other’s Confidential Information without the prior written consent of the other party.

5. TERMINATION

5.1

Term. The term of this Agreement shall commence as of the Effective Date and shall continue until terminated as provided in this section.

5.2

Termination. CELL MEDX can terminate this Agreement with or without cause at any time by providing Western Robotics written notice of such cancellation. Upon receipt of such notice prior to Project completion, Western Robotics will discontinue development work on the Project and void all granted license rights to CELL MEDX.  If termination occurs prior to completion of the development phase of the Project, CELL MEDX shall pay for all services performed and expenses incurred by Western Robotics up to the date of receipt of the cancellation notice.

5.3

Breach. Upon a material breach of any terms of this Agreement, the non-breaching party can terminate this Agreement upon 30 days written notice if such a breach is not cured within said 30 day period.

5.4

Effect of Termination. In the event of termination or expiration of this Agreement for any reason, Sections 1, 4, 6, 7, and 9 shall survive termination. Any termination, for breach or otherwise, shall not affect any Products manufactured, in whole or in part, prior to the date of termination or expiration.

6. WARRANTY

6.1

Western Robotics represents, warrants, and agrees that it is currently a corporation duly organized, validly existing, and in good standing under the laws of British Columbia, having full right, power, and authority, corporate and otherwise, to purchase, own, and license the Development Work.

6.2

Western Robotics warrants that title to all software, firmware, and API’s delivered to CELL MEDX pursuant to this Agreement shall be free and clear of all liens, encumbrances, security interest, or other adverse interests or claims. Western Robotics warrants that none of the Development Work provided as a deliverable by this Agreement knowingly infringes any currently issued patent, copyright, or trade secret of a third party.  Western Robotics only warrants Development Work in isolation as delivered and will not be liable in any way that Development Work when implemented in combination with other methods or technologies not explicitly provided by and explicitly licensed by Western Robotics, creates a system or practice method which infringes a copyright, patent, or trade secret of a third party.

7. INDEMNIFICATION

7.1

Western Robotics will indemnify CELL MEDX, its officers, directors, shareholders, employees, agents, and successors in interest for, from, and against liabilities, actions, claims, suits, damages, costs, and expenses incurred in connection with a claim for infringement which constitutes a breach of the foregoing Western Robotics warranties up to the amount of payment issued to Western Robotics to perform its duties under this agreement provided that Western Robotics is notified promptly in writing of such a claim or controversy.  Western Robotics shall have sole control over the defense and settlement of such a claim so long as no settlement adversely affects CELL MEDX ability to exercise its rights under this Agreement.  All expenses incurred by Western Robotics in defending  and settling  such a claim shall be provided by CELL MEDX.

WR Electronics Development Agreement

7.2

CELL MEDX  will indemnify and hold harmless Western Robotics, its officers, directors, shareholders, employees, agents, and successors in interest, for, from, and against any and all liabilities, actions, claims, suits, losses, damages, costs, and expenses, including reasonable attorney’s fees, incurred in connection with the manufacture, distribution, or sale by CELL MEDX  of the Product or future products incorporating the Development Work, in any country, except as specifically excluded by the indemnification in 7.1 above wherein an infringement or claim of infringement arises from the use of Development Work in ways specifically warranted in 6.2 above.  CELL MEDX shall have sole control over the defense and settlement of such a claim so long as no settlement adversely affects Western Robotics ability to exercise its rights under this Agreement.

7.3

Notwithstanding anything to the contrary contained herein, this indemnification shall survive termination of this Agreement.

8. DISPUTE RESOLUTION

If there is a disagreement or dispute between the parties with respect to this Agreement or the interpretation thereof, such disagreement or dispute will be referred to binding arbitration to be conducted by a single arbitrator pursuant to the provisions of the Commercial Arbitration Act (British Columbia) and any amendments thereto, and the determination of such arbitrator will be final and binding upon the parties.

9. GENERAL

9.1

Limitation of Liabilities. Neither party shall be liable for any indirect, incidental, consequential, punitive, or special damages, even if such party has been advised of the possibility of such damages.  Independent of, severable from and to be enforced independently of any other enforceable or unenforceable provision of this Agreement, in no event will Western Robotics aggregate liability to CELL MEDX with respect to any and all claims at any and all times arising from or related to the Product, in contract, tort, or otherwise exceed the actual consideration paid by CELL MEDX to Western Robotics for its development services under this Agreement.

9.2

Assignment. This Agreement, and any rights or obligations hereunder shall not be assignable by contract or by operation of law without the prior written approval of the other party. Merger or acquisition of either party by a third party shall not be deemed an assignment.

9.3

Notice. Any notice required or permitted to be given there under shall be in writing and shall be (i) personally delivered, including by messenger or courier; or (ii) sent by Certified Mail, postage prepaid; or (iii) transmitted by fax with a copy to be mailed on the same or next business day, as provided for under clause (ii) above to the following address; For Cell MedX; Cell MedX Corp. C/O Suite 820, 1130 West Pender Street Vancouver, B.C. V6E, 4A4, email yana@cellmedx.com; for Western Robotics Ltd. Suite 215-12837 76 Avenue, Surrey, B.C. Canada V3W 2V3. Each party may change such party’s address for notices by notices given in accordance with this Section 9.3.

9.4

Governing Law. This Agreement shall be governed in and construed and enforced in accordance with the laws of the Province of British Columbia.

9.5

Independent Contractor. Western Robotics and CELL MEDX acknowledge that each is an independent contractor and that under this Agreement neither Western Robotics nor CELL MEDX shall be considered for any purpose to be the agent, partner, franchisor, franchisee, or joint venture of the other. Nor shall Western Robotics or CELL MEDX have any obligation or responsibility to act on behalf or in the name of the other, of the power or authority to bind the other in any manner whatsoever. Any representation to the contrary by Western Robotics or CELL MEDX, or the employees or agents of either, shall be sufficient grounds for termination of this Agreement for cause.

WR Electronics Development Agreement

9.6

Severability. If any provision of this Agreement is determined to be illegal or unenforceable, then such provisions are hereby waived to the extent necessary for this Agreement to be otherwise enforceable.

9.7

Multiple Counterparts. This Agreement may be executed by facsimile and in several counterparts, all of which taken together will constitute one single Agreement between the parties.

9.8

Entire Agreement. This Agreement and the schedules attached hereto, together with any Work Statements agreed upon and issued from time to time hereunder, constitute the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes and replaces all prior or contemporaneous understandings or agreements, written or oral, regarding such subject matter. Unless otherwise provided herein, this Agreement may not be modified, amended, rescinded, or waived, in whole or part except by a written instrument signed by the duly authorized representatives of both parties and expressly referring to this Agreement.

WR Electronics Development Agreement

Exhibit A

Payment for Development Work Performed by Western Robotics Ltd.

Project Specifications:

Definitions

These terms will be used throughout the rest of the document:

•

Action – Series of electric pulses to be administered to the patient

•

Treatment – Named collection (e.g. Pain and Wellness Management) of Actions

Description

The proposed redevelopment of the Product is specified by CELL MEDX as an “EBALANCE” medical product that generates micro current into the human body through the skin.  The Development Work of the EBALANCE is to extract existing features from the EBALANCE Italian & Ukrainian version prototypes to incorporate into one board design and output the same waveform outputs as the Italian version.

The device applies a treatment by executing each action in a given order, where each action comprises of a series of electrical pulses to be administered to the patient’s skin. The current number of possible actions for each treatment is 26.  As each action is administered, the device will collect measurements. The PC software will allow the user to select a treatment, trigger device execution, and display the measurements.

Development Work

There are several phases that are involved in the Development Work that is summarized as follows:

•

Extract same hardware design from existing EBALANCE Italian version prototype and use:

o

analog op-amp filter circuitry and feedback circuitry

o

all circuitry found during the hardware reverse engineering process

•

Source an external medical grade certified power supply

•

Use Western Robotics’ selected micro-controller and program its firmware to mimic EBALANCE Italian prototype’s micro-controller function for Wellness and Pain treatments (total of 52 possible waveforms with +/- 20% linear adjustable power, may not much the Italian version)

•

Compare and confirm output waveforms and frequencies from developed prototype match Italian version prototype

•

Re-design printed circuit board to accommodate new micro-controller and to match  Ukrainian version’s printed circuit board’s mounting holes and size.

•

Develop new software interface and protocol with developed hardware prototype

Software Design

For a Windows application, compatible with Windows 7 to 10.

The user interface will be completely re-designed  focusing on functionality, readability, and user-friendliness. Western Robotics may re-use certain elements of the Ukrainian or Italian version at the customer’s request..

User interface components will include

•

•

Menu listing treatments to run

o

Pain Management

o

Wellness

•

•

Action number

•

Results graph

•

Start/stop toggle button

•

Mute/unmute toggle button for the built in buzzer

•

Set/Reset treatment usage counter, total counter and charge counter

WR Electronics Development Agreement

Exhibit A Continued

Execution Steps

1.

User chooses treatment by name

2.

User presses start button to begin

3.

For each action:

a.

Action number is displayed

b.

Software sends action number and its series of pulses to device, and waits on the response

c.

Device returns series of measurements

d.

Software displays on the graph each measurement as a bar along a moving timeline, where the bar has a height and colour that represents its relative magnitude

e.

Start and Confirm button to confirm purchase of treatment

Results Graph

The data will be received from the device after each action is started, in the form of discrete values over a period of time. Each value will appear as a vertical bar in the graph, where the X-axis represents time and the Y-axis represents magnitude. Each bar will also be coloured to indicate the efficacy of the results, according to their relative magnitude: red for low values, yellow, or green for high values (actual values TBD).

Sound

The user can, at any time, click the buzzer mute/unmute button. The software will send a signal to the device with the user’s choice, and the device will turn its sound on or off.

Project Deliverables:

1. Product Prototype

Eight fully functional sets of printed circuit board assemblies. The features included are:

❑

Design features same as EBALANCE Italian version prototype.  Refer to Development Work.

❑

Board size similar to EBALANCE Ukrainian version prototype.

❑

Input and output ports similar to EBALANCE prototypes.

❑

New software interface (Windows 7 and up compatible) with new custom protocol for Product prototype.  Refer to Software Design above.

❑

Provides same Wellness and Pain treatments total of 52 waveforms.

❑

New Source medical grade certified external power supply

❑

Integrated USB port.

Emissions and certification approvals such as FCC, CSA, CE and/or any other compliant testing are not included as part of the Project.

2. Product Documentation

Product electrical schematic design files, bill of materials, printed circuit board Gerber files, firmware source code, frequencies and wave forms documentation, programming files, PC software application and source code files.

WR Electronics Development Agreement

Exhibit A Continued

Terms of payment:

There will be 3 phases of payment :

1.

CELL MEDX provides first Initial payment of $10,000 (Paid October 16, 2017)t.

a.

Western Robotics allocates time to initiate project

2.

Second l payment of $115,000 within 2 weeks of signed Agreement or when Western Robotics confirms start of Development Work (whichever comes first)

a.

Western Robotics confirms design initiation.

b.

Western Robotics delivers in-house prototypes for CELL MEDX for approval

c.

Completion of eight prototypes to be delivered in approximately 5 months including required software (Tentative upon discrepancies).

3.

CELL MEDX provides final payment of $125,000 upon approval and completion fully functional prototype boards.  Western Robotics will:

a.

fix any remaining bugs or adds minor additional features upon discretion.

b.

provide final schematic design, firmware and PCB layout gerber files and documentation.

Total non-refundable engineering fee of $250,000 CAD.

All additional delivery/shipping cost to be provided by client.

WR Electronics Development Agreement